UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2003

RTW, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-25508	41-1440870

(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN	55437

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (952) 893-0403

SIGNATURES

Items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 are not applicable and therefore omitted

ITEM 5 — OTHER EVENTS:

     The following information is provided to supplement the disclosures contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2002 Annual Report on Form 10-K.

     The following loss reserve development table sets forth the change, over time, of gross reserves established for claim and claim settlement expenses at the end of the last ten years. The following gross loss reserve development table is cumulative and, therefore, ending balances should not be added since the amount at the end of each calendar year includes activity for both current and prior years (000’s):

			December 31,
			(000’s)
	2002	2001	2000	1999	1998	1997

Loss Reserve Development:
Gross reserves for unpaid claim and claim settlement expenses	$181,262	$181,310	$128,841	$99,831	$97,269	$61,069
Paid (cumulative) as of:
One year later		$46,043	$49,241	$45,933	$37,062	$28,315
Two years later			74,681	67,442	56,031	42,889
Three years later				78,244	65,664	50,558
Four years later					70,631	54,835
Five years later						57,261
Six years later
Seven years later
Eight years later
Nine years later
Ten years later
Reserves re-estimated as of:
End of year	$181,262	$181,310	$128,841	$99,831	$97,269	$61,069
One year later		183,923	160,065	118,205	85,384	72,443
Two years later			168,222	130,120	95,696	64,499
Three years later				137,002	101,893	73,031
Four years later					107,522	75,554
Five years later						79,398
Six years later
Seven years later
Eight years later
Nine years later
Ten years later
Initial reserves in excess of (less than) re-estimated reserves
Amount		$(2,613)	$(39,381)	$(37,171)	$(10,253)	$(18,329)

[Additional columns below]

[Continued from above table, first column(s) repeated]

		December 31,
		(000’s)
	1996	1995	1994	1993	1992

Loss Reserve Development:
Gross reserves for unpaid claim and claim settlement expenses	$49,256	$37,138	$28,165	$13,279	$2,688
Paid (cumulative) as of:
One year later	$20,529	$10,032	$7,625	$4,065	$1,238
Two years later	29,841	15,306	10,899	6,390	1,642
Three years later	35,370	18,415	13,261	7,392	2,022
Four years later	38,880	19,964	14,449	8,284	2,139
Five years later	41,029	21,289	15,126	8,754	2,340
Six years later	41,980	22,117	15,650	8,839	2,415
Seven years later		22,702	15,952	9,032	2,319
Eight years later			16,226	9,182	2,341
Nine years later				9,204	2,408
Ten years later					2,342
Reserves re-estimated as of:
End of year	$49,256	$37,138	$28,165	$13,279	$2,688
One year later	44,862	26,086	23,486	13,083	3,083
Two years later	48,233	22,295	16,774	11,281	2,982
Three years later	44,587	24,111	15,776	9,258	2,586
Four years later	50,552	23,054	16,545	9,180	2,419
Five years later	52,063	26,485	16,274	9,392	2,546
Six years later	54,327	27,237	18,243	9,120	2,574
Seven years later		28,411	18,949	9,963	2,346
Eight years later			19,485	10,283	2,468
Nine years later				10,198	2,408
Ten years later					2,490
Initial reserves in excess of (less than) re-estimated reserves
Amount	$(5,071)	$8,727	$8,680	$2,781	$198

     The table above represents the development of balance sheet gross reserves for 1992 through 2002. The upper portion of the table shows the cumulative amount paid with respect to the previously recorded reserves as of the end of each succeeding year. The lower portion of the table shows the re-estimated amount of the previously recorded gross reserves, based on experience as of the end of each succeeding year. The estimate is either increased or decreased as more information becomes known about the frequency and severity of claims for individual years.

     The “initial reserves in excess of (less than) re-estimated reserves” rows represent the aggregate change in the estimates over all prior years. For example, the 1998 reserve developed a $10.3 million net deficiency over the course of the succeeding years.

     In evaluating this information, it should be noted that each amount includes the total of all changes in amounts for prior periods. For example, the amount of redundancy (deficiency) to losses settled in 2002, but incurred in 1999, is included in the cumulative redundancy (deficiency) amounts in 1999, 2000 and 2001. This table does not present accident or policy year development data, which certain readers may be more accustomed to analyzing. Conditions and trends that have affected development of the reserves in the past may not necessarily occur in the future. Accordingly, it may not be appropriate to extrapolate redundancies or deficiencies based on this table.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: June 20, 2003	By	/s/ J. Alexander Fjelstad

J. Alexander Fjelstad
Chief Executive Officer
(Principal Executive Officer)